INTER-AFFILIATE TRANSFER AGREEMENT

(Advisory Agreement)

Legg Mason Funds

       This Inter-Affiliate Transfer Agreement
(Transfer Agreement) is made as of the 30th day of September, 2009 by and among Legg Mason Fund Adviser,
Inc. (LMFA), Legg Mason Partners Fund Advisor, LLC
(LMPFA), and the investment advisers or sub-advisers set forth on Appendix 2 (Adviser), with respect to the series set forth on Appendix 1 (each a Fund).

Recitals

	Each Fund is a series of an open-end management investment company registered under the Investment
Company Act of 1940, as amended (1940 Act) (each an
Investment Company); and

       Each Investment Company and LMFA are parties to an Investment Management Agreement with respect to each series of the Fund, as set forth on Appendix 1 hereto (each a Management Agreement), pursuant to which LMFA provides certain investment advisory, management, and administrative services to the Fund;
and

       LMFA and the Advisers are parties to an
investment advisory agreement or sub-advisory agreement with respect to each series of the Fund, as set forth on Appendix 2 hereto (the Advisory
Agreement), pursuant to which LMFA delegates to such Adviser investment advisory duties with respect to the Fund; and

       LMFA and LMPFA are affiliated by virtue of being wholly owned subsidiaries of Legg Mason, Inc.
and share common officers, directors, and employees;
and

       LMFA desires to transfer its duties and
obligations under each Advisory Agreement to LMPFA, and LMPFA is willing to accept the transfer and assume the duties and obligations under the Advisory
Agreement on the terms and conditions set forth herein; and

       The Fund and the Advisers have agreed to the proposed transfer;

       NOW, THEREFORE, for good and valuable
consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows with respect to each Advisory
Agreement:

1a.	Transfer and Assumption.  The parties agree
that the terms and conditions of the Advisory
Agreement are incorporated herein by reference with respect to the appropriate Fund. Effective September
30, 2009, LMFA hereby transfers, conveys and sets over all of its rights, interests, claims and entitlements under the Advisory Agreement to LMPFA and to its successors and permitted assigns, to have and to hold the same forever;

1b. Representations (i) Each of LMFA and LMPFA represents and warrants to the Fund and the Adviser that such transfer, conveyance and set over will not result in an assignment within the meaning set forth in the 1940 Act and the regulations thereunder, such as would result in the automatic termination of the Advisory Agreement.. (ii) LMPFA makes all representations and warranties of LMFA in the Advisory Agreement with the same force and effect as if set forth fully herein.

LMPFA hereby undertakes, assumes, and agrees to perform or otherwise discharge when due all covenants, liabilities, duties and obligations of LMFA under or in connection with or arising out of the Advisory Agreement. Except as expressly herein provided, this Transfer Agreement shall not be construed to modify, terminate or merge any rights any party to the Advisory Agreement has pursuant to the terms thereof, and the parties hereby confirm that all of the terms and provisions of the Advisory
Agreement remain in full force and effect.

2.	Consent.  The Fund and the Adviser each hereby
consents and agrees to the foregoing transfer and assumption.

3.	Further Assurances.  Each of the parties agrees
to execute and deliver, at its own expense, such further documents, and to do such further things, as another party may reasonably request in order to more fully effectuate the transactions contemplated by this Transfer Agreement.

4.	Governing Law.  This Transfer Agreement shall
be governed by and construed in accordance with the laws of the State of Maryland without regard to its conflict of laws provisions.

5.	Counterparts.  This Transfer Agreement may be
executed in any number of counterparts, all of which when taken together shall constitute but one and the same instrument, and any of the parties hereto may execute this Transfer Agreement by signing any such counterpart.

6. 	Business Trust.  With respect to any Fund that
is organized as a business trust (Trust), LMFA, LMPFA and the Adviser are hereby expressly put on notice of the limitation of shareholder liability as set forth in the Declaration of Trust of the Trust and agree that obligations assumed by the Trust or each Fund pursuant to this Agreement shall be limited in all cases to the Trust or that Fund and its respective assets. LMFA, LMPFA, and each Adviser agree that they shall not seek satisfaction of any such obligation from the shareholders or any individual shareholder of the Trust, nor from the Trustees or any individual Trustee of the Trust.

       IN WITNESS WHEREOF, the parties hereto have caused this Transfer Agreement to be executed by their respective officers, or other authorized signatories, as of the date first above written.



ATTEST:	EACH INVESTMENT
COMPANY LISTED ON
APPENDIX A WITH
RESPECT TO EACH
FUND SO LISTED.
By: /s/                   	By: 	/s/
______________________
		Name:
		Title:
ATTEST:
	___________
_________________
___
	[Adviser]
By: /s/                   	By: 	/s/
______________________
		Name:
		Title:

ATTEST:
	___________
_________________
___
	[Adviser]
By: /s/                   	By: 	/s/
______________________
		Name:
		Title:

ATTEST:
	___________
_________________
___
	[Adviser]
By: /s/                   	By: 	/s/
______________________
		Name:
		Title:

ATTEST:
	___________
_________________
___
	[Adviser]
By: /s/                   	By: 	/s/
______________________
		Name:
		Title:
ATTEST:	LEGG MASON FUND
ADVISER, INC.
By: /s/                         	By:
	/s/______________
_______
		Name:
		Title:
ATTEST:	LEGG MASON
PARTNER FUND ADVISOR, 	LLC
By: /s-------------------	By:
	/s_______________
_______
		Name:
		Title:



APPENDIX 1



Investment
Company
Fund
Date of
Management
Agreement

Legg Mason
Charles Street
Trust, Inc.





Legg Mason
Global Trust,
Inc.




Legg Mason
Investors Trust,
Inc.

Legg Mason Light
Street Trust,
Inc.

Legg Mason Tax-
Free Income Fund









Batterymarch U.S.
Small
Capitalization
Equity Portfolio

Global
Opportunities Bond
Fund

Legg Mason
International
Equity Trust

Legg Mason
Emerging Markets
Trust

Legg Mason U.S.
Small
Capitalization
Value Trust

Legg Mason Classic
Valuation Fund

Legg Mason
Maryland Tax-Free
Income Trust



December 31,
2001



October 13,
2006


February 11,
1995


May 1, 1996


May 1, 1998


November 1,
1999


June 1, 2000






Appendix 2



Investment
Company
Fund
Adviser or
Sub-Adviser
Date of
Investment
Advisory
or Sub-
Advisory
Agreement

Legg Mason
Charles
Street
Trust,
Inc.






Legg Mason
Global
Trust,
Inc.






Legg Mason
Investors
Trust,
Inc.


Legg Mason
Light
Street
Trust,
Inc.



Legg Mason
Tax-Free
Income
Fund



Batterymarch
U.S. Small
Capitalization
Equity
Portfolio

Global
Opportunities
Bond Fund


Legg Mason
International
Equity Trust

Legg Mason
Emerging
Markets Trust



Legg Mason
U.S. Small
Capitalization
Value Trust


Legg Mason
Classic
Valuation Fund



Legg Mason
Maryland Tax-
Free Income
Trust


Batterymarch
Financial
Management,
Inc.

Brandywine
Global
Investment
Management,
LLC

Batterymarch
Financial
Management,
Inc.

Batterymarch
Financial
Management,
Inc.

Brandywine
Global
Investment
Management,
LLC

Brandywine
Global
Investment
Management,
LLC


Legg Mason
Investment
Counsel,
LLC


December
31, 2001


October
13, 2006




February
11, 1995



May 1,
1996



January 1,
2004




November
1, 1999




June 1,
2000









  Legg Mason Maryland Tax-Free Income Trusts sub-advisory agreement with
Legg Mason Investment Counsel & Trust Company,
N.A. (f/k/a Legg Mason
Trust, fsb) dated June 1, 2000 was assigned to Legg Mason Investment Counsel,
LLC pursuant to an Inter-Affiliate Transfer
Agreement dated June 8, 2008.




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